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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. No. 333-120944, No. 333-58980, No. 333-55508, No. 333-32560 and No. 333-125421 on
Form S-8 of our reports dated March 14, 2006, relating to the financial statements, management's assessment on the effectiveness of internal control over financial reporting, and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of Loudeye Corp. for the year ended December 31, 2005.

/s/ Moss Adams LLP



Seattle, Washington
March 14, 2006